UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): May 27, 2021

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CVI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 27, 2021, CVR Energy, Inc. (the “Company”) announced the final ratio for the Stock Distribution (defined below) portion of its previously announced special dividend of $492 million, which is payable in a combination of cash and the common stock of Delek US Holdings, Inc. (“Delek”) held by the Company (the “Stock Distribution”). The special dividend will be paid on June 10, 2021 (the “Distribution Date”). In the Stock Distribution, the Company will distribute approximately 0.1048 of a share of Delek common stock for each share of the Company’s common stock outstanding as of the close of business on May 26, 2021 (the “Record Date”). The final Stock Distribution ratio was calculated by dividing the 10,539,880 shares of Delek common stock to be distributed by 100,530,599 shares of CVR Energy common stock outstanding as of the close of business on the Record Date. No fractional shares of Delek common stock will be distributed. Instead, stockholders will receive cash in lieu of any fractional share of Delek common stock that they otherwise would have received.

The final amount of the cash portion of the special dividend will be determined based on the difference between $492 million and the value of the Stock Distribution as of the Distribution Date, with each share of CVR Energy common stock outstanding as of the Record Date receiving a pro rata portion of such difference in cash. The Company intends to announce the amount of cash per share of its common stock to which each of its stockholders will be entitled on the Distribution Date.

A copy of the press release announcing the final ratio for the Stock Distribution is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Stockholders should consult their tax advisors with respect to U.S. federal, state, local and foreign tax consequences of the special dividend.

In connection with the special dividend, on June 1, 2021, the Company made available on its website an information statement (the “Information Statement”), which contains a description of the special dividend. A copy of the Information Statement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Cautionary Statements

This filing and its exhibits include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including as it relates to the Company’s proposed special dividend, including the Stock Distribution Portion. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Investors are cautioned that various factors may affect these forward-looking statements, including the health and economic effects of COVID-19, the rate of any economic improvement, demand for fossil fuels, price volatility of crude oil, other feedstocks and refined products (among others); the ability of the Company to pay cash dividends; costs of compliance with existing or new laws and regulations and potential liabilities therefrom; and other risks. For additional discussion of risk factors which may affect the Company’s results, please see the risk factors and other disclosures included in its most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and the Company’s other SEC filings. These and other risks may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied herein. Given these risks and uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. The Company disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release dated May 27, 2021.
99.2	Information Statement dated June 1, 2021.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2021

CVR Energy, Inc.

By:	/s/ Tracy D. Jackson
Tracy D. Jackson
Executive Vice President and Chief Financial Officer